UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FORZA X1, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3101 S US Hwy 1

Fort Pierce, Florida 34982

August 28, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Forza X1, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Forza X1, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, October 12, 2023 at 8:00 a.m. Eastern Time at 3101 S US Hwy 1, Fort Pierce, Florida 34982. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated below in this Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

At the 2023 Annual Meeting, stockholders will vote on the following matters:

(1)	to elect the two (2) nominees for Class I director named in the accompanying proxy statement to our Board of Directors, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;
(2)	to ratify the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for our fiscal year ending on December 31, 2023; and
(3)	to transact such other business as may properly come before the 2023 Annual Meeting or any adjournments or postponements of the 2023 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on August 18, 2023 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2023 Annual Meeting or any adjournment or postponement of the 2023 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection during the ten days preceding the meeting at the Company’s offices located at 3101 S US Hwy 1, Fort Pierce, Florida 34982.

We are utilizing a U.S. Securities and Exchange Commission Rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice of Internet Availability of Proxy Materials and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2023.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2023 Annual MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL A PROXY CARD (AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS). IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

On behalf of the Board of Directors and the employees of Forza X1, Inc. we thank you for your continued support and look forward to speaking with you at the 2023 Annual Meeting.

/s/ Joseph Visconti
Joseph Visconti
Executive Chairman and
Chief of Product Development

3101 S US Hwy 1

Fort Pierce, Florida 34982

PROXY STATEMENT

For the 2023 Annual Meeting of Stockholders to be held on October 12, 2023

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Forza X1, Inc., a Delaware corporation (including its consolidated subsidiaries, referred to herein as “Forza,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Forza (the “Board of Directors”) of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held on October 12, 2023, beginning at 8:00 a.m., Eastern Time, at 3101 S US Hwy 1, Fort Pierce, Florida 34982 and at any adjournment or postponement of our 2023 Annual Meeting. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the two (2) Class I directors named herein for election to the Board of Directors; and (2) FOR the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending on December 31, 2023.

ANNUAL MEETING ADMISSION

Only stockholders as of August 18, 2023 (the “Record Date”) may attend the 2023 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2023 Annual Meeting, you will be required to present proof of your ownership of our common stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2023 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2023 Annual Meeting.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2023 Annual Meeting including at any adjournments or postponements thereof, to be held on Thursday, October 12, 2023 at 8:00 a.m. Eastern Time.

You are invited to attend the 2023 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2023 Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting. The proxy materials, including this Proxy Statement and proxy card, are being made available to stockholders on or about September 1, 2023, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which is not a part of our proxy solicitation materials.

Q:	Why am I receiving these materials?

A:	We have sent you these proxy materials because the Board of Directors of Forza is soliciting your proxy to vote at the 2023 Annual Meeting, including at any adjournments or postponements of the 2023 Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?
A:

We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice or contact your bank, broker or other financial intermediary if you hold your shares beneficially in street name.

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Q:	When were the proxy materials first sent or made available to stockholders?
A:

The Notice will be first mailed to stockholders on or about September 1, 2023. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote online; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:	Who can vote at the 2023 Annual Meeting?

A:	Only stockholders of record at the close of business on August 18, 2023 (the “Record Date”), will be entitled to vote at the 2023 Annual Meeting. On the Record Date, there were 15,784,000 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 18, 2023 your shares were registered directly in your name with Forza’s transfer agent, Interwest Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may directly vote your shares in person at the 2023 Annual Meeting or submit a proxy to have your shares voted. Even if you plan to attend the 2023 Annual Meeting, we urge you to fill out and return the enclosed proxy card or submit a proxy on the internet or telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 18, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2023 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What information is contained in the Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This Proxy Statement and the 2022 Annual Report, which is not a part of our proxy solicitation materials, are available at www.forzax1.com and https://www.iproxydirect.com/frza.

Q:	What items of business will be voted on at the 2023 Annual Meeting?

A:	The two (2) items of business scheduled to be voted on at the 2023 Annual Meeting are: (1) the election of our Class I directors named herein; and (2) the ratification of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending on December 31, 2023.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares (1) FOR the two (2) nominees for Class I directors named herein for election to the Board of Directors; and (2) FOR the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending on December 31, 2023.

Q:	What shares can I vote?

A:	You may vote or cause to be voted all shares owned by you as of the close of business on August 18, 2023, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:	You may either vote FOR all of the nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. With respect to Proposal 2, you may vote FOR, AGAINST, or ABSTAIN. On Proposal 2, if you ABSTAIN, it has the same effect as a vote AGAINST.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy using the enclosed proxy card, or submit your proxy through the internet or by telephone. We urge you to have your shares voted by proxy to ensure your vote is counted.

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●	To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2023 Annual Meeting, the proxyholder will vote your shares as you direct.

●	To have your shares voted through a proxy submitted by the internet, go to https://www.iproxydirect.com/frza to complete an electronic proxy card. If you submit your proxy by telephone call 866-752-8683 in the United States or 866-752-8683 from foreign countries and follow the instructions. You will be asked to provide the Company number and control number from the enclosed proxy card.. Your internet or telephonic proxy must be received by 11:59 p.m., Eastern Time on October 11, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Forza. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of August 18, 2023.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:	If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for director, and FOR Proposal 2. If any other matter is properly presented at the 2023 Annual Meeting, the proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before the final vote at the 2023 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Forza X1, Inc., 3101 S US Hwy 1, Fort Pierce, Florida 34982; (2) submit a later-dated proxy (either by mail, telephone or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2023 Annual Meeting and voting in person. Attendance at the 2023 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your voting instructions by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2023 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Forza X1, Inc., 3101 S US Hwy 1, Fort Pierce, Florida 34982, or by phone at (772) 429-2525.

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Q:	How are votes counted?

A:	In the election of directors, you may vote FOR any of the two (2) nominees for Class I directors named herein or you may direct your vote to be WITHHELD with respect to any of the two (2) nominees.

With respect to Proposal 2, you may vote, FOR, AGAINST or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the 2023 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the shares issued and outstanding and entitled to vote at the 2023 Annual Meeting are present at the 2023 Annual Meeting in person or by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the 2023 Annual Meeting in person. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the 2023 Annual Meeting may be adjourned by the chairperson of the 2023 Annual Meeting or the vote of the stockholders entitled to vote at the 2023 Annual Meeting present at the meeting in person or represented by proxy may adjourn the 2023 Annual Meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:	For Proposal 1 (the election of directors), the two (2) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (ratification of the appointment of Grassi & Co., CPAs, P.C., as our independent registered public accounting firm for the year ending December 31, 2023), must receive the affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on that proposal. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Grassi & Co., CPAs, P.C. to you for ratification as a matter of good corporate practice. Because Proposal 2 is a routine matter for which brokers have discretion, broker non-votes are not expected for this matter. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Forza and its stockholders.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2023 Annual Meeting is Proposal 2. Proposal 1 is not considered a routine matter. Accordingly, if you do not direct your broker how to vote for the nominees for director in Proposal 1, your broker may not exercise discretion and may not vote your shares on this proposal.

For purposes of Proposal 1, broker non-votes are not considered to be “votes cast” at the 2023 Annual Meeting. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1; and, therefore, will have no effect on the outcome of the vote on any such proposal. For purposes of Proposal 2, abstentions are not considered to be “votes cast” and, for purposes of Proposal 2, abstentions are entitled to vote on the proposal. As such, abstentions will have the effect of a vote AGAINST Proposal 2, and will have no effect on the outcome of the vote on Proposal 1.

We encourage you to vote FOR each of the nominees named in Proposal 1 and vote FOR Proposal 2.

Q:	What should I do if I receive more than one Proxy Statement?

A:	You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2023 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2023 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2023 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2023 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

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Q:	What happens if additional matters are presented at the 2023 Annual Meeting?

A:	Other than the two (2) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting. If you grant a proxy, the persons named as proxy holders, James Leffew, our President and Chief Executive Officer, and Carrie Gunnerson, our interim Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:	Each share of our common stock that is issued and outstanding as of the close of business on August 18, 2023, the Record Date, is entitled to be voted on all items being voted on at the 2023 Annual Meeting, with each share being entitled to one vote on each matter. As of the Record Date, August 18, 2023, 15,784,000 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Forza or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

A:	The Board of Directors is making this solicitation on behalf of Forza, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than April 30, 2024 at Forza X1, Inc., 3101 S US Hwy 1, Fort Pierce, Florida 34982. If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2024 Annual Meeting, but does not intend to have included in the proxy materials prepared by Forza in connection with the 2024 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not later than 45th day nor earlier than 75th days before the first anniversary of the date we first mail our proxy materials or notice of availability of proxy materials for the preceding year’s annual meeting; however, because no annual meeting was held last year, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. In addition, the stockholder must comply with the requirements set forth in our amended and restated bylaws and the stockholder’s notice must set forth the information required by our amended and restated bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2024 Annual Meeting. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 13, 2024. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

See “Stockholder Proposals For the 2024 Annual Meeting.”

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five (5) directors and is divided into three classes. Each class serves for three (3) years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the 2023 Annual Meeting, directors in Class II will stand for election at the 2024 Annual Meeting and directors in Class III will stand for election at the 2025 Annual Meeting of Stockholders. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2024 and 2025, respectively.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors proposed that James Leffew and Kevin Schuyler, as Class I nominees, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and has indicated his intent to serve if elected. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

The following is a brief biography of each nominee and each director whose term will continue after the 2023 Annual Meeting.

Nominees to the Board of Directors

Each of the Class I director nominees and their age, position with our company and the expiration of their respective term on the Board of Directors (assuming they are re-elected at the 2023 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Term Expires
James Leffew	59	Director	2022	2026
Kevin Schuyler	54	Director	2022	2026

James Leffew, President and Chief Executive Officer

James Leffew was appointed as our President in December 2021, and then as our Chief Executive Officer on July 22, 2022. Mr. Leffew served as the Senior Vice President, Manufacturing of Maverick Boat Group, Inc. from September 1999 until April 2021, where he was responsible for overseeing manufacturing operations and over 450 direct employees at a company with over $125 million in sales. Prior to joining Maverick Boat Group, Inc., from September 1994 to September 1999 he was a Facilities Director at the Harbor Branch Oceanographic Institution where he directed all construction and maintenance needs for an over 500,000 square foot mixed-use space and managed a budget exceeding $5 million a year. Mr. Leffew received his Bachelor of Science in Mechanical Engineering from the University of Central Florida in July 1987. We selected Mr. Leffew to serve on our Board of Directors because of his history and experience manufacturing products, budgeting and forecasting and managing direct employees.

Kevin Schuyler, CFA, Director

Kevin Schuyler has been a member of our Board of Directors since December 2021 and a member of the Board of Directors of Twin Vee PowerCats Co., our majority shareholder, since July 2022. Mr. Schuyler is the Vice Chairman of the board of directors and Lead Independent Director of Adial Pharmaceuticals, Inc. where he has served as a director since April 2016. He currently also serves as a senior managing director at CornerStone Partners, a full-service institutional CIO and investment office located in Charlottesville, VA, with approximately $12 billion under management. Prior to joining CornerStone Partners in 2006, he held various positions with McKinsey & Company, Louis Dreyfus Corporation and The Nature Conservancy. Mr. Schuyler serves on various boards and committees of Sentara Martha Jefferson Hospital, the US Endowment for Forestry and Communities, and Stone Barns Center. He is a member of the investment committee of the Margaret A. Cargill Philanthropies. Mr. Schuyler graduated with honors from Harvard College and received his MBA from The Darden Graduate School of Business at the University of Virginia. He is a member of the Chartered Financial Analyst Society of Washington, DC. We selected Mr. Schuyler to serve on our Board of Directors because he brings extensive knowledge of the financial markets. Mr. Schuyler’s business background provides him with a broad understanding of the financial markets and the financing opportunities available to us.

Vote Required

Provided that a quorum is present, the two nominees for director receiving a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the 2023 Annual Meeting in person or by proxy will be elected. Accordingly, the two nominees receiving the highest number of votes will be elected.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THE TWO NOMINEES LISTED ABOVE AS CLASS I DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2023 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires
Class II Directors

Marcia Kull	65	Director	2022	2024

Class III Directors

Joseph Visconti	59	Executive Chairman of the Board and Chief of Product Development	2022	2025
Neil Ross	61	Director	2022	2025

Class II Directors

Marcia Kull, Director

Ms. Kull has been a member of our Board of Directors since July 2022. Since November 2017, Ms. Kull has served as President of SheGoes, Inc., where she provides consulting services that guide manufacturers’ strategic efforts to prepare regulators and distribution chains to accept and advocate for new technologies. From April 2017 through October 2017, she served as President of Torqeedo, Inc., a pioneer in the field of water-based electromobility, where she guided the global sales team to exceed revenue target, resulting in a successful acquisition. From April 2005 through March 2017, Ms. Kull worked at Volvo Penta where she served as Vice President-Marine Sales (from November 2011 through March 2017) where she led a diverse sales team offering products in both leisure (gasoline stern drive, diesel inboard, stern drive, jet and Volvo Penta IPS) and commercial marine segments throughout the United States, Canada, Mexico, the Caribbean and Central America. Ms. Kull also practiced as a trial attorney for over 11 years where she specialized in defending manufacturers in complex products liability, warranty and other business litigation. Ms. Kull received her Bachelor’s degree from the University of Iowa and her JD from the University of Iowa College of Law. We believe Ms. Kull’s business experience, particularly in the boating industry as well as her legal expertise makes her well qualified to be a director of Forza.

Class III Directors

Joseph Visconti, Executive Chairman of the Board of Directors and Chief of Product Development

Mr. Visconti has been our Executive Chairman of the Board of Directors and Chief of Product Development since July 22, 2022. From our inception (October 15, 2021) until July 22, 2022, Mr. Visconti served as our Chairman of the Board of Directors and the Chief Executive Officer. He also serves as the Chief Executive Officer, President and Director of Twin Vee PowerCats Co., our majority shareholder, since 2015, which is listed on the Nasdaq Capital Market. He is also the Chairman of the Board of Directors and Chief Executive Officer of, Twin Vee PowerCats, Inc., the majority shareholder company of Twin Vee PowerCats Co. With over 25 years of executive level operational and financial experience, Mr. Visconti was the founder, CEO and President of two previous companies, the first company was a regional Investment Bank that he built to over 400 employees and sold in 2000. The second company was ValueRich, a financial media company that was taken public on the American Stock Exchange in 2007. ValueRich transitioned from media related business to Twin Vee PowerCats, Inc. in 2015. Mr. Visconti has experience building teams of professionals with a focus on product development and bringing those products to market. Mr. Visconti received his Associate’s degree from Lynn University in 1984. We believe that Mr. Visconti’s operational and financial experience makes him well qualified to serve on our Board of Directors as our Executive Chairman of the Board of Directors.

Neil Ross, Director

Mr. Ross has been a member of our Board of Directors since December 2021 and a member of the Board of Directors of Twin Vee PowerCats Co., our majority shareholder, since April 2021. He has over 30 years of experience in launching products and companies and promoting and growing brands. He has served as the Chief Executive Officer of James Ross Advertising since founding it in February 2003. Most notably, Neil has extensive marine experience partnering with brands like Galati Yachts Sales, Jefferson Beach Yacht Sales, Allied Marine, Bertram Yachts, Twin Vee, Jupiter Marine and Sealine to name a few. Mr. Ross received his Bachelor’s degree from Florida State University. We believe Mr. Ross’ experience in the yacht and boating industry as well as his expertise in brand awareness and growth makes him well qualified to be a director of Forza.

Family Relationships

There are no family relationships among any of our directors or executive officers.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Below is information regarding certain characteristics of our Board, utilizing the template included in the related Nasdaq Stock Market (“Nasdaq”) rules.

Board Diversity Matrix (as of August 18, 2023)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	0
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+	--
Did Not Disclose Demographic Background	--

Board of Directors Composition

Our board of directors currently consists of five members. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

●	the Class I directors are James Leffew and Kevin Schuyler, and their terms will expire at the annual meeting of stockholders to be held in 2023;

●	the Class II director is Marcia Kull, and her term will expire at the annual meeting of stockholders to be held in 2024; and

●	the Class III directors are Neil Ross and Joseph Visconti, and their terms will expire at the annual meeting of stockholders to be held in 2025.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our amended and restated certificate of incorporation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

In addition, under the terms of our amended and restated certificate of incorporation and our amended and restated bylaws, members of our Board of Directors may only be removed for cause. This may also have the effect of delaying or preventing changes in control of our company.

Director Independence

Our common stock has traded The Nasdaq Capital Market, or Nasdaq, under the symbol “FRZA” since August 12, 2022. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each non-employee director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Ross and Schuyler and Ms. Kull have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3 and Rule 10C-1under the Exchange Act.

In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons, Promoters and Certain Control Persons.”

Board of Directors Leadership Structure

To assure effective independent oversight, our Board of Directors has adopted a number of governance practices, including:

•	executive sessions of the independent directors after certain board meetings, as required by Nasdaq; and

•	annual performance evaluations of the Chief Executive Officer by the independent directors, led by the Compensation Committee.

The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time. Currently, the positions of Chief Executive Officer and Executive Chairman are held by different persons. Joseph Visconti serves as our Executive Chairman and James Leffew serves as our Chief Executive Officer. Our Board of Directors does not have a lead independent director. Our Board of Directors determined that the creation of a separate Executive Chairman role, distinct from the Chief Executive Officer role, enables Mr. Visconti to continue to work with our Chief Executive Officer, Mr. Leffew, and our senior management, to help shape and execute our strategy and direction, as well as other key business initiatives, subject in all cases to the direction of the Board of Directors. Our Board of Directors has determined its leadership structure is appropriate and effective given our stage of development.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC, rules and regulations as further described below. The charters for each of these committees are available on our website at www.forzax1.com. Information contained on or accessible through our website is not a part of this proxy statement and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Board of Directors Committees

We currently have an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and the responsibilities described below. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Marcia Kull	Member	Member	Member
Neil Ross	Member	Member	Chairman
Kevin Schuyler	Chairman	Chairman	Member

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Audit Committee

The members of our audit committee consist of Marcia Kull, Neil Ross and Kevin Schuyler. Mr. Schuyler serves as the chair of our audit committee. All of the members of the audit committee are independent, as that term is defined under the rules of Nasdaq. The primary purpose of the audit committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. Specifically, the audit committee will:

●	select and hire the independent registered public accounting firm to audit our financial statements;

●	help to ensure the independence and performance of the independent registered public accounting firm;

●	approve audit and non-audit services and fees;

●	review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

●	review reports and communications from the independent registered public accounting firm;

●	review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

●	review our policies on risk assessment and risk management;

●	review related party transactions; and

●	establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.forzax1.com. The Board has determined that Mr. Schuyler is an audit committee financial expert, as such term is used in Section 407 of Regulation S-K.

Compensation Committee

Our compensation committee consists of Kevin Schuyler, Neil Ross and Marcia Kull. Mr. Schuyler serves as the chair of our compensation committee. All of the members of our compensation committee are independent, as that term is defined under the rules of Nasdaq. Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee also:

●	oversees our overall compensation philosophy and compensation policies, plans and benefit programs;

●	reviews and recommends to our Board of Directors for approval compensation for our executive officers and directors;

●	prepares the compensation committee report that the SEC would require to be included in our annual proxy statement if we were no longer deemed to be an emerging growth company or a smaller reporting company; and

●	administers our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.forzax1.com.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee consist of Neil Ross, Marcia Kull and Kevin Schuyler. Neil Ross serves as the chair of our nominating and corporate governance committee. Each is independent, as that term is defined under the rules of Nasdaq. Our nominating and corporate governance committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the nominating and corporate governance committee:

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●	identifies, evaluates and makes recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;

●	considers and make recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

●	reviews developments in corporate governance practices;

●	evaluates the adequacy of our corporate governance practices and reporting; and

●	evaluates the performance of our Board of Directors and of individual directors.

Candidates for director should have certain minimum qualifications, including the ability to understand basic financial statements, being over 21 years of age, having relevant business experience (taking into account the business experience of the other directors), and having high moral character. The nominating and corporate governance committee retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the nominating and corporate governance committee first determines whether the nominee must be independent for Nasdaq purposes or whether the candidate must qualify as an “audit committee financial expert.” The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The nominating and corporate governance committee also will consider nominees recommended by our stockholders.

The nominating and corporate governance committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. In considering any person recommended by one of our stockholders, the nominating and corporate governance committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. The nominating and corporate governance committee evaluates the suitability of potential nominees, taking into account the current board composition, including expertise, diversity and the balance of inside and independent directors. The nominating and corporate governance committee does not have a set policy or process for considering diversity in identifying nominees, but endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.forzax1.com.

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, the board of directors is responsible for ensuring that appropriate risk management policies and procedures are in place to protect the company’s assets and business. Our board of directors has broad and ultimate oversight responsibility for our risk management processes and programs and executive management is responsible for the day-to-day evaluation and management of risks to the Company. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including our financial risk assessment and financial risk management policies. The Audit Committee also provides oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the Company’s risk governance structure, risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management. Our Compensation Committee assesses the impact of our compensation policies and practices on our risk profile.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of conduct and ethics is available on our website at www.forzax1.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will provide any person, without charge, upon request, a copy of our code of conduct and ethics. Such requests should be made in writing to the attention of Glenn Sonoda, Secretary, Forza X1, Inc., 3101 US-1 Fort Pierce, Florida 34982.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. As permitted by Delaware Law, our certificate of incorporation also provides that we will eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the Delaware General Corporation Law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, subject to certain exceptions in which case the director would be personally liable. Delaware law prohibits our certificate of incorporation from limiting the liability of our directors for the following:

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●	any breach of the director’s duty of loyalty to us or to our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	improper distributions to stockholders; and

●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

In addition to the indemnification that is provided for in our amended and restated certificate of incorporation and amended and restated bylaws, the employment agreements with certain of our executive officers include indemnification provisions providing for rights of indemnification as set forth in our amended and restated certificate of incorporation and amended and restated bylaws.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2022, the Board of Directors met one (1) time, the Audit Committee met two (2) times, the Compensation Committee met one (1) time, and the Nominating and Corporate Governance Committee did not meet. During 2022, each current member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to attend our annual meetings of stockholders. We consummated our initial public offering in August 2022 so we did not hold an annual stockholders’ meeting last year.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Forza and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

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Communication with Directors

Historically, Forza has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group, a committee of the Board of Directors or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary, who will relay the communications to the Board of Directors and/or its members, as appropriate.

The address for these communications is: Forza X1, Inc., c/o Corporate Secretary, 3101 S US Hwy 1, Fort Pierce, Florida 34982.

Anti-Hedging/Anti-Pledging Policy

Forza has adopted an insider trading policy (the “Trading Policy”) with respect to the policies and procedures covering trades of our securities and the handling of our confidential information. The Trading Policy, which applies to all officers, employees, directors, consultants and independent contractors (each a “Covered Person”), prohibits the trading of our securities by a Covered Person or a member of their household who is in possession of material non-public information. The Trading Policy also prohibits, among other things, hedging and pledging. Consequently, no employee, executive officer or director may enter into a hedge or pledge of Forza’s common stock, including short sales, derivatives, put options, swaps and collars.

Equity Compensation Policy

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Upon consummation of our initial public offering, all of our officers and directors were awarded equity grants. We intend to make annual equity grants to officers and directors coincident with each annual meeting of stockholders. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

DIRECTOR COMPENSATION

2022 Director Compensation

Prior to the closing of our initial public offering (the “IPO”) in August 2022, our directors did not receive any compensation for their service as directors. After the closing of our IPO, directors who are not employees received compensation for their service as directors, including service as members of each committee on which they serve.

Cash Compensation

All non-employee directors are entitled to receive the following cash compensation for their services:

●	$10,000 per year for service as a board member;

●	$20,000 per year additionally for service as chair of the audit committee;

●	$7,500 per year additionally for service as member of the audit committee (excluding committee chair);

●	$15,000 per year additionally for service as chair of the compensation committee;

●	$5,000 per year additionally for service as member of the compensation committee (excluding committee chair);

●	$7,500 per year additionally for service as chair of the nominating and corporate governance committee;

●	$3,000 per year additionally for service as member of the nominating and corporate governance committee (excluding committee chair);

All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.

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Equity Compensation

Effective upon the closing of our IPO, each non-employee director received an initial grant of non-qualified stock options under the Forza X1 2022 Stock Incentive Plan (the “2022 Plan”) to purchase 5,500 shares of our common stock, which options vest pro rata on a monthly basis over a period of twelve months from the grant date, subject to the grantee’s continued service through that date. We intend to make annual equity grants to non-employee directors coincident with each annual meeting of stockholders.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during the year ended December 31, 2022. The compensation for each of Messrs. Visconti and Leffew as an executive officer is set forth above under “—Summary Compensation Table.” Messrs. Visconti and Leffew receive no compensation for service as a director.

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)	(d) Option Awards(1) ($)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Nonqualified Deferred Compensation Earnings ($)	(g) All Other Compensation ($)	(h) Total ($)
Marcia Kull	10,625	—	22,485	—	—	—	33,110
Neil Ross	15,000	—	22,485	—	—	—	37,485
Kevin Schuyler	20,000	—	22,485	—	—	—	42,485

(1)	The amounts in the “Option Awards” column reflect the dollar amounts of the grant date fair value for the financial statement reporting purposes for stock options for the fiscal year ended December 31, 2022 in accordance with ASC 718. The fair value of the options was determined using the Black-Scholes model. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	As of December 31, 2022, the following are the outstanding aggregate number of option awards held by each of our directors who were not also Named Executive Officers:

Name	Option Awards (#)
Marcia Kull	5,500
Neil Ross	5,500
Kevin Schuyler	5,500

During 2022, each non-employee member of the Board of Directors receives an annual cash fee of $5,000, all non-employee directors receive an annual cash fee of $5,000, $4,000 and $3,000 for service on the Audit, Compensation and Nominating and Corporate Governance Committee, respectively, and the Chairman of the Audit, Compensation and Nominating and Corporate Governance Committee receives a cash fee of $12,000, $10,000 and $5,000, respectively. In addition, each non-employee member of the Board of Directors was issued an option exercisable for 5,500 shares of our common stock, vesting monthly over one year of the date of grant, which options expire ten years after the issuance date.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2022 was the firm of Grassi & Co., CPAs, P.C. The Audit Committee has selected Grassi & Co., CPAs, P.C. as Forza X1’s independent registered public accounting firm for fiscal 2023.

A representative of Grassi & Co., CPAs, P.C. is expected to be present either in person or via teleconference at the 2023 Annual Meeting and be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on this matter will be required to approve the ratification of the appointment of Forza’s independent registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Because this proposal is a routine matter for which brokers have discretion, broker non-votes are not expected for this matter Ratification of the appointment of Grassi & Co., CPAs, P.C.by our stockholders is not required by law, our amended and restated bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2023 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF Grassi & Co., CPAs, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2023.

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AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Forza’s audited consolidated financial statements as of and for the year ended December 31, 2022 with the management of Forza and Grassi & Co., CPAs, P.C., Forza’s independent registered public accounting firm. Further, the Audit Committee has discussed with Grassi & Co., CPAs, P.C. the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Forza’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Grassi & Co., CPAs, P.C. required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Grassi & Co., CPAs, P.C.’s independence from Forza, and has discussed with Grassi & Co., CPAs, P.C. its independence from Forza. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Forza is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Forza and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining Grassi & Co., CPAs, P.C.’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Forza’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Forza’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Forza’s audited consolidated financial statements for the year ended December 31, 2022 and management’s assessment of the effectiveness of Forza’s internal control over financial reporting be included in Forza’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of Grassi & Co., CPAs, P.C.as Forza’s independent registered public accounting firm for the year ending December 31, 2023.

Submitted by the Audit Committee. Marcia Kul Neil Ross Kevin Schuyler
Members of the Audit Committee

Fees Paid to the Independent Registered Public Accounting Firm

	Year ended	Year ended
	December 31,	December 31,
	2022	2021

Audit Fees	$57,272	$20,000
Tax Fees	—	—
Audit Related Fees	—	—
All Other Fees	—	—
	$57,272	$20,000

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Forza X1 under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Carrie Gunnerson, Interim Chief Financial Officer

Ms. Gunnerson, age 48, was appointed Interim Chief Financial Officer on February 6, 2023, upon the resignation of Nicole Camacho, as Chief Financial Officer. Ms. Gunnerson served as our Chief Financial Officer since our inception (October 15, 2021) until the consummation of our IPO in August 2022 and the Chief Financial Officer of Twin Vee PowerCats Co., our majority shareholder, since October 2021. Ms. Gunnerson served as the President and Chief Executive Officer of Art’s Way Manufacturing Co., Inc. (“Art’s Way”) from October 18, 2007 until July 21, 2020, as its Chief Financial Officer from July 2004 until January 2012 and interim from September 2012 until January 22, 2015 and again from May 31, 2018 until February 1, 2020. Prior to joining Art’s Way in 2004, from 2001 until 2004 Ms. Gunnerson was employed by Tyco Plastics Inc., where she was responsible for all of the functions of a controller. Ms. Gunnerson was named a director of the Farm Equipment Manufacturers Association, effective in November 2016.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022, which consisted of our principal executive officer and the next most highly compensated executive officers, were:

●	Joseph C. Visconti, Executive Chairman and Chief of Product Development

●	James Leffew, President and Chief Executive Officer

●	Carrie Gunnerson, Interim Chief Financial Officer

Summary Compensation Table

The following table sets forth information regarding the compensation that was paid to our named executive officers during the years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total ($)
Joseph C. Visconti (2)	2022	27,115	—	1,742,757	—		1,769,872
Executive Chairman and Chief of Product Development	2021	—	—	—	—		—

James Leffew (3)	2022	225,961	10,000	1,742,757	9,354	(4)	1,988,072
President and Chief Executive Officer	2021	4,808	—	—	—		4,808

Carrie Gunnerson (5)	2022	—	—	107,516	—		107,516
Interim Chief Financial Officer	2021	—	—	—	—		—

(1)	The amounts in the “Option Awards” column reflect the dollar amounts of the grant date fair value for the financial statement reporting purposes for stock options for the fiscal year ended December 31, 2022 in accordance with ASC 718. The fair value of the options was determined using the Black-Scholes model. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022

(2)	During the year ended December 31, 2021, we did not pay any compensation for services rendered by Mr. Visconti; however, Mr. Visconti did receive compensation from Twin Vee PowerCats Co. (“Twin Vee”) for services performed for us and for Twin Vee. Mr. Visconti was appointed our Executive Chairman and Chief of Product Development in July 2022.

(3)	Mr. Leffew was appointed our Chief Executive Officer in July 2022.

(4)	Consists of $9,354 of health insurance expenses paid in 2022.

(5)	During the year ended December 31, 2022 and 2021, we did not pay any cash compensation for services rendered by Mrs. Gunnerson, however Mrs. Gunnerson did receive compensation from Twin Vee for services performed for us and for Twin Vee and an option grant. Mrs. Gunnerson served as our Chief Financial Officer until the appointment of Ms. Camacho in August 2022 and was appointed as our Interim Chief Financial Officer on February 6, 2023 upon the resignation of Ms. Camacho.

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Outstanding Equity Awards at Fiscal Year-End (December 31, 2022)

The following table provides information about the number of outstanding equity awards held by each of our named executive officers as of December 31, 2022:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested

Joseph C. Visconti	55,556	344,444	5.00	8/10/2032	—	—
Executive Chairman and Chief of Product Development	—	100,000	1.33	12/14/2032

James Leffew	55,556	344,444	5.00	8/10/2032	—	—
President and Chief Executive Officer	—	100,000	1.33	12/14/2032

Carrie Gunnerson	—	100,000	1.33	12/14/2032	—	—
Interim Chief Financial Officer

(3)	Mrs. Gunnerson served as our Chief Financial Officer until the appointment of Ms. Camacho in August 2022 and was appointed as our Interim Chief Financial Officer on February 6, 2023 upon the resignation of Ms. Camacho.

Employment Arrangements with Our Named Executive Officers

James Leffew

Employment Agreement

We have entered into a three-year employment agreement with Mr. Leffew (the “Leffew Employment Agreement”) effective as of December 15, 2021 (the “Effective Date”) as amended on July 22, 2022. Under the Leffew Employment Agreement, as amended Mr. Leffew serves as our President and Chief Executive Officer. Initially, he received an annual base salary of $125,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 100% of his annual base salary, based upon achievement of performance goals established by the Compensation Committee of the Board of Directors. In addition, upon the completion of the IPO, Mr. Leffew’s annual base salary was increased to $250,000 and he was granted a stock option to purchase 400,000 shares of our common stock under our proposed 2022 Stock Option Plan, which vests pro rata on a monthly basis over a three-year period subject to continued employment through each vesting date.

The Leffew Employment Agreement provides that Mr. Leffew is eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers. In addition, he is entitled to four weeks of paid vacation per year.

The Leffew Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Leffew; (iii) by Mr. Leffew without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Leffew Employment Agreement); (v) by us without cause; or (vi) by Mr. Leffew for good reason (as defined in the Leffew Employment Agreement).

Pursuant to the Leffew Employment Agreement, Mr. Leffew is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by us without cause or a termination by Mr. Leffew for good reason during the first six months following the Effective Date, he will receive a severance payment equal to his monthly base salary as is in effect on the termination date multiplied by three (less applicable tax withholdings), such amounts to be paid out monthly in substantially equal installments over the three month period following such termination in accordance with our normal payroll policies. If Mr. Leffew’s employment is terminated by us without cause or if he resigns for Good Reason after the first six months following the Effective Date, he will receive a severance payment equal to his monthly base salary as is in effect on the termination date multiplied by six (less applicable tax withholdings), such amounts to be paid out monthly in substantially equal installments over the six month period following such termination in accordance with the Company’s normal payroll policies.

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The receipt of any termination benefits described above is subject to Mr. Leffew’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Leffew Employment Agreement.

In the event of Mr. Leffew’s termination due to death or disability, Mr. Leffew will receive full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Leffew’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

Joseph Visconti

Upon the completion of the IPO, we entered into a five-year employment agreement with Mr. Visconti (the “Visconti Forza Employment Agreement”). Under the Visconti Forza Employment Agreement, Mr. Visconti serves as our Executive Chairman and Chief of Product Development. He receives an annual base salary of $75,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 100% of his annual base salary, based upon achievement of performance goals established by the compensation committee of our Board of Directors. In addition, Mr. Visconti was granted a stock option to purchase 400,000 shares of common stock under our 2022 Plan, which vests pro rata on a monthly basis over a three-year period subject to continued employment through each vesting date.

The Visconti Forza Employment Agreement provides that Mr. Visconti is eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers.

The Visconti Forza Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Visconti; (iii) by Mr. Visconti without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Visconti Forza Employment Agreement); (v) by us without cause; or (vi) by Mr. Visconti for good reason (as defined in the Visconti Forza Employment Agreement).

Pursuant to the Visconti Forza Employment Agreement, Mr. Visconti is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by us without cause or a termination by Mr. Visconti for good reason other than in connection with a change in control, Mr. Visconti will receive: an aggregate of twelve months of salary continuation at his then-current base annual salary, paid out in equal installments over a 6 month period; payment of any amount of annual bonus accrued for the year prior to the date of termination; payment of the bonus Mr. Visconti would have received based on the attainment of performance goals had he remained employed through the end of the year of termination, pro-rated based on the number of days in the termination year that Mr. Visconti was employed by us (paid when our other senior executives receive payment of their annual bonuses); reimbursement of COBRA premiums for up to twelve months; and full vesting for any outstanding, unvested equity awards granted under our 2022 Plan. Mr. Visconti’s outstanding vested stock options in Forza X1 will generally remain exercisable no longer than six months following such a termination.

In the event of a termination by us without cause or a resignation by Mr. Visconti for good reason within twelve months following a change in control, Mr. Visconti will receive an aggregate of 18 months of salary continuation at his then-current base annual salary, paid out in equal installments over a twelve month period; payment of any amount of annual bonus accrued for the year prior to the year of termination; payment of a pro-rated target annual bonus for the year of termination based on the number of days in the termination year that Mr. Visconti was employed by us; payment of one time his then-current target annual bonus; reimbursement of COBRA premiums for up to 18 months; and full vesting for any outstanding, unvested equity awards granted under our 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Mr. Visconti’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Visconti Forza Employment Agreement.

In the event of Mr. Visconti’s termination due to death or disability, Mr. Visconti will receive full vesting for any outstanding, unvested equity awards granted under our 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

Former Chief Financial Officer - Nicole Camacho

We entered into an employment agreement with Ms. Camacho (the “Camacho Employment Agreement”) effective on April 4, 2022. Ms. Camacho resigned as our Chief Financial Officer on February 3, 2023. Under the Camacho Employment Agreement, Ms. Camacho served as our Chief Financial Officer. She received an annual base salary of $90,000 and was eligible to receive an annual performance cash bonus with a target amount equal to 20% of her annual base salary, based upon achievement of performance goals established by the compensation committee of Twin Vee’s board of directors.

The Camacho Employment Agreement provided that Ms. Camacho was eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers. In addition, she was entitled to two weeks of paid vacation per year.

The Camacho Employment Agreement provided that it continued until terminated (i) by mutual agreement; (ii) due to death or disability of Ms. Camacho; (iii) by Ms. Camacho without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Gunnerson Employment Agreement); (v) by us without cause; or (vi) by Ms. Camacho for good reason (as defined in the Gunnerson Employment Agreement).

Pursuant to the Camacho Employment Agreement, Ms. Camacho is subject to a one-year post-termination non-compete and non-solicit of employees and clients. She is also bound by confidentiality provisions.

The receipt of any termination benefits described above is subject to Ms. Camacho’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Camacho Employment Agreement.

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Carrie Gunnerson

Employment Agreement with Twin Vee

Twin Vee entered into a five-year employment agreement with Ms. Gunnerson (the “Gunnerson Employment Agreement”) effective in October 2021, as amended on August 22, 2022. Under the Gunnerson Employment Agreement, Ms. Gunnerson serves as Twin Vee’s Chief Financial Officer. She receives an annual base salary of $211,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 30% of her annual base salary, based upon achievement of performance goals established by the compensation committee of Twin Vee’s board of directors. Ms. Gunnerson also received a stock option to purchase 136,000 shares of Twin Vee’s common stock under the Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan (“Twin Vee 2021 Plan”), vesting monthly over a five-year period subject to continued employment through each vesting date. Ms. Gunnerson also received a stock option to purchase 100,000 shares of our common stock for her provision of consulting services to us.

The Gunnerson Employment Agreement provides that Ms. Gunnerson is eligible to participate in all benefit and fringe benefit plans generally made available to Twin Vee’s other executive officers. In addition, she is entitled to four weeks of paid vacation per year.

The Gunnerson Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Ms. Gunnerson; (iii) by Ms. Gunnerson without good reason upon 90 days written notice to Twin Vee; (iv) by Twin Vee for cause (as defined in the Gunnerson Employment Agreement); (v) by Twin Vee without cause; or (vi) by Ms. Gunnerson for good reason (as defined in the Gunnerson Employment Agreement).

Pursuant to the Gunnerson Employment Agreement, Ms. Gunnerson is subject to a one-year post-termination non-compete and non-solicit of employees and clients. She is also bound by confidentiality provisions.

In the event of a termination by Twin Vee without cause or a termination by Ms. Gunnerson for good reason during the first six (6) months following the effective date of the Gunnerson Employment Agreement, Ms. Gunnerson will receive an aggregate of three months of salary continuation at her then-current base annual salary, paid out in equal installments over a three-month period. In the event of a termination by Twin Vee without cause or a termination by Ms. Gunnerson for good reason after the first six (6) months following the effective date of the Gunnerson Employment Agreement, Ms. Gunnerson will receive an aggregate of six months of salary continuation at her then-current base annual salary, paid out in equal installments over a six-month period. Ms. Gunnerson’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Ms. Gunnerson’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Gunnerson Employment Agreement.

In the event of Ms. Gunnerson’s termination due to death or disability, Ms. Gunnerson will receive full vesting or any outstanding, unvested equity awards granted under the Twin Vee 2021 Plan. Ms. Gunnerson’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

Employee Benefit and Stock Plans

Simple IRA Plan

We maintain a Simple IRA retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the Simple IRA, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax basis through contributions to the Simple IRA plan. The Simple IRA plan authorizes employer safe harbor matching contributions equal to 3% of covered compensation for eligible employees. The Simple IRA plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement program, contributions to the Simple IRA plan and earnings on those contributions are not taxable to the employees until distributed from the Simple IRA plan.

2022 Stock Incentive Plan

We adopted the 2022 Plan. The principal provisions of the 2022 Plan are summarized below.

Administration

The 2022 Plan vests broad powers in a committee to administer and interpret the 2022 Plan. Our Board of Directors has initially designated the Compensation Committee to administer the 2022 Plan. Except when limited by the terms of the 2022 Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

Our Board of Directors may amend, alter or discontinue the 2022 Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2022 Plan or modifying the classes of participants eligible to receive awards under the 2022 Plan will require ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, neither the compensation committee nor the Board of Directors is permitted to reprice outstanding options or stock appreciation rights without shareholder consent.

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Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2022 Plan and may be selected by the compensation committee to receive an award.

Vesting

The compensation committee determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the compensation committee’s discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2022 Plan in connection with awards is 1,970,250 shares, which takes into account awards made available on January 1, 2023 due to the evergreen provision in the 2022 Plan. In addition, the maximum number of shares of common stock that may be issued under the 2022 Plan will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in a number of shares of common stock equal to 4.5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year; provided, however that the Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of common stock. We have issued options to purchase an aggregate of 1,441,500 shares of our common stock. All available shares may be utilized toward the grant of any type of award under the 2022 Plan. The 2022 Plan imposes a $250,000 limitation on the total grant date fair value of awards granted to any non-employee director in his or her capacity as a non-employee director in any single calendar year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 18, 2023, the Record Date, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

●	each of the named executive officers listed in the Summary Compensation Table;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

As of August 18, 2023, we had 15,784,000 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of profits interest units, options, warrants or other rights that are either immediately exercisable or exercisable on or before October 17, 2023, which is approximately 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Forza X1, Inc. 3101 S. US-1 Ft. Pierce, Florida 34982.

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	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors
Joseph Visconti (1)	1,979,444	12.39%
Carrie Gunnerson(2)	49,978	*
James Leffew(3)	197,644	1.24%
Neil Ross(4)	5,500	*
Marcia Kull(5)	10,105	*
Kevin Schuyler(6)	14,832	*
All current executive officers and directors as a group (6 persons)	2,257,503	13.92%
5% Stockholders
Twin Vee PowerCats Co.(1)	7,000,000	44.35%

*	Represents beneficial ownership of less than one percent.

(1)	Includes: (i) 70,000 shares of common stock owned by Mr. Visconti; (ii) 1,715,000 shares of common stock owned by Twin Vee PowerCats Co. (“Twin Vee”); (iii) and 194,444 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023. Does not include 305,556 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are not exercisable within 60 days of August 18, 2023. Joseph Visconti is our Executive Chairman and Chief of Product Development. He is also the Chairman of the Board of Directors and Chief Executive Officer of our majority shareholder, Twin Vee. Mr. Visconti owns 24.5% of the outstanding stock of Twin Vee. Twin Vee is the owner of 7,000,000 shares of common stock. Mr. Visconti is deemed to have control over the shares of common stock of our company owned by Twin Vee. Mr. Visconti disclaims beneficial ownership of these securities.

(2)

Includes: (i) 22,200 shares of common stock owned by Ms. Gunnerson; and (ii) 27,778 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023. Does not include 72,222 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are not exercisable within 60 days of August 18, 2023.

(3)	Includes: (i) 3,200 shares of common stock owned by Mr. Leffew; and (ii) 194,444 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023. Does not include 338,889 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are not exercisable within 60 days of August 18, 2023.

(4)	Includes 5,500 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023.
(5)

Includes: (i) 4,605 shares of common stock owned by Ms. Kull; and (ii) 5,500 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023.

(6)	Includes: (i) 9,332 shares of common stock owned by Mr. Schuyler; and (ii) 5,500 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 18, 2023.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement and are available electronically on the website of the SEC at www.sec.gov.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2021 or any currently proposed transaction in which:

●	we have been or are to be a party to;

●	the amount involved exceeded or exceeds $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

For information on our compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, see the section titled “Executive Compensation”.

Joseph Visconti, our Executive Chairman and Chief of Product Development is also the Chairman of the Board of Directors and Chief Executive Officer of our majority shareholder, Twin Vee. These shares are owned directly by Twin Vee. Mr. Visconti owns 24.5% of the outstanding stock of Twin Vee. As a controlling shareholder of Twin Vee, Mr. Visconti is deemed to have control over the shares of common stock of our company owned by Twin Vee. Mr. Visconti disclaims beneficial ownership of these securities.

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As of June 30, 2023, December 31, 2022 and December 31, 2021, we had current liabilities of $104,043, $169,851 and $641,917, respectively, due to Twin Vee. Twin Vee funded our working capital needs, primarily for prototyping, consulting services and payroll, prior to their $2,000,000 investment. On May 25, 2022, Twin Vee provided an additional $500,000 for ongoing operating costs.

Associated with amounts advanced and due to Twin Vee, for the six months ended June 30, 2023, for the year ended December 31, 2022 and for the periods October 15, 2021 through December 31, 2021 (Successor), and January 1, 2021 through October 14, 2021 (Predecessor), we recorded interest expense of $519, $3,286, $7,281 and $8,490, respectively, based on a rate of 6% interest on our average monthly balance.

Pursuant to a management agreement with Twin Vee, dated October 2021, and a subsequent agreement dated September 2022, for various management services, we paid $5,000 monthly through August of 2021, and $6,800 monthly thereafter for management fee associated with the use of shared management resources. The September 2022 agreement has a term of one year and will expire on August 31, 2023. For the six months ended June 30, 2023, the year ended December 31, 2022, and for the periods October 15, 2021 through December 31, 2021 (Successor), and January 1, 2021 through October 14, 2021 (Predecessor), we recorded management fees of $40,800, $67,200, $15,000 and $45,000, respectively, pursuant to such management agreement. Management fees are included in selling, general and administrative expenses on the statements of operations.

Our corporate headquarters is located at Twin Vee’s premises, in addition to the above management fee, we have a month-to-month arrangement and pay rent to Twin Vee monthly, based on the square footage we require. For six months ended June 30, 2023, for the year ended December 31, 2022 and for the periods October 15, 2021 through December 31, 2021 (Successor), January 1, 2021 through October 14, 2021 (Predecessor), we recorded rent expense of approximately $20,400, $20,386, $1,700 and $8,500, respectively, associated with our month-to-month arrangement to utilize certain space at Twin Vee’s facility. We incurred $850 per month for rent expense for approximately 1,000 square feet, from January of 2021 through August 2022, in September of 2022 the month-to-month rent was adjusted to $3,400 per month, as the number of test boats had increased from 1 to 5, and we required additional space, approximately 4,100 square feet. Our use of Twin Vee’s facilities does vary based on the number of prototype units on property and in process. While our corporate headquarters are located at Twin Vee’s location, a number of our employees and consultants work remotely.

For the six months ended June 30, 2023, the year ended December 31, 2022 and for the periods October 15, 2021 through December 31, 2021 (Successor), January 1, 2021 through October 14, 2021 (Predecessor), we received advances from Twin Vee of $343,697, $612,740, $690,625 and $349,922, respectively.

For the six months ended June 30, 2023, year ended December 31, 2022 and for the periods October 15, 2021 through December 31, 2021 (Successor), January 1, 2021 through October 14, 2021 (Predecessor), respectively the Company repaid advancement from Twin Vee of approximately $409,505, $1,099,468, $398,630 and $0, respectively.

Indemnification Agreements

We entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification that is provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements and our amended restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law. See the section titled “Limitation of Liability and Indemnification” for additional information.

Assignment of Assets Agreement; Assignment of Intellectual Property

We and Twin Vee have entered into an agreement pursuant to which Twin Vee has assigned to us (i) certain technology, assets and property rights, and (ii) certain intellectual property related to Twin Vee’s EV business.

Assignment of Land Contract

We and Twin Vee had entered into an assignment of land contract pursuant to which Twin Vee had assigned to us a land purchase agreement that provides us with an option to acquire 14.5 acres of undeveloped land in Fort Pierce, Florida for $750,000. On December 6, 2021, we paid the $50,000 refundable deposit on the land purchase agreement from our working capital. The land purchase agreement provided that we must diligently pursue zoning change and site plan approval with St. Lucie County for the manufacturing facility within two hundred ten (210) days of the effective date of the contract (the “Site Plan Contingency”). In the event we cannot obtain the Site Plan Contingency, by the 210-day deadline, within three (3) business days after the expiration of the deadline, we may either (i) elect to terminate the land purchase contract or (ii) waive the Site Plan Contingency and proceed to the closing. It has since been determined that the cost associated with building our factory on the Fort Pierce, Florida site is prohibitive. As a result, on April 28, 2022, Twin Vee and we requested, and were granted, a release and termination of the land contract for this vacant parcel of land.

Transition Services Agreement

Following the completion of the IPO, we transitioned the management agreement with Twin Vee from an agreement providing management services to a transition services agreement under which Twin Vee provides us at their cost with certain services, such as procurement, shipping, receiving, storage and use of Twin Vee’s facility until our new planned facility is completed. In addition, use the services of Ms. Gunnerson for our accounting needs pursuant to the agreement. There is limited additional manufacturing capacity at Twin Vee’s current facility for the manufacture of our electric boats. As such, our ability to utilize Twin Vee’s manufacturing capacity pending completion of our own facility will be subject to its availability as determined by Twin Vee. The transition services agreement will operate on a month-to-month basis.

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Our Policy Regarding Related Party Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq Stock Market. Under the new policy:

●	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee; and

●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act and the Exchange Act and related rules; and

●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director, should consider whether such transaction would compromise the director’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the Nasdaq Stock Market, and the Code.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

Forza’s 2022 Annual Report is being made available to stockholders concurrently with this Proxy Statement at https://www.iproxydirect.com/frza. Copies of the 2022 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Forza X1, Inc., 3101 S US Hwy 1, Fort Pierce, Florida 34982, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.forzax1.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Forza stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Forza X1, Inc., Attention: Corporate Secretary, 3101 S US Hwy 1, Fort Pierce, Florida 34982 or by calling us at (772) 429-2525. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2024 Annual Meeting under SEC Rule 14a-8 must submit such proposals in writing by April 30, 2024 to Forza X1, Inc., 3101 S US Hwy 1, Fort Pierce, Florida 34982, Attention: Corporate Secretary; however, if there was no annual meeting in the prior year or the annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials, as specified in a Current Report on Form 8-K filed by us with the SEC.

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Stockholders who wish to nominate candidates for election to the Board of Directors at the next annual meeting or to bring any other proposals before the next annual meeting (that is not to be included in next year’s proxy materials) may do so by delivering the notice required by our amended and restated bylaws to the Secretary at 3101 S US Hwy 1, Fort Pierce, Florida 34982, not later than 45th day nor earlier than 75th days before the first anniversary of the date we first mail our proxy materials or notice of availability of proxy materials for the preceding year’s annual meeting. Therefore, to be timely, we must receive notice no earlier than June 18, 2024 and no later than July 18, 2024. However, if the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s annual meeting, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. The stockholder making the nomination must comply with the requirements and procedures set forth in our amended and restated bylaws. Any stockholder submission of a director candidate must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 13, 2024. If such meeting date is changed by more than 30 days before or after October 12, 2024, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Forza knows of no other matters to be presented for stockholder action at the 2023 Annual Meeting. However, if any other matter is properly brought before the 2023 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Forza will be voted in accordance with the discretion of the proxyholders.

By order of the Board of Directors,

/s/ Joseph Visconti
Joseph Visconti Executive Chairman and Chief of Product Development

Fort Pierce, Florida

August 28, 2023

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Forza X1, Inc.

3101 S US Hwy 1

Fort Pierce, Florida 34982

SUBMIT A PROXY TO VOTE BY INTERNET - https://www.iproxydirect.com/frza

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS -

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the election of each of the following:						number(s) of the nominee(s) on the line below.

	1.	Election of Directors	☐	☐	☐

Nominees:

	01 James Leffew	02 Kevin Schuyler

	The Board of Directors recommends you vote FOR the proposals		For		Against	Abstain

2.	To ratify the appointment of Grassi & Co., CPAs, P.C.as our independent registered public accounting firm for our fiscal year ending on December 31, 2023.		☐		☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated August 28, 2023.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

FORZA X1, INC.

2023 Annual Meeting of Stockholders

October 12, 2023 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints James Leffew and Carrie Gunnerson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of FORZA X1, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time, on October 12, 2023 at 3101 S US Hwy 1, Fort Pierce, Florida 34982, or any adjournment or postponement thereof. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side